Exhibit 10.2

21 June 2016

Dr Jerry Kanellos

Chief Operating and Scientific Officer

Immuron Limited

Level 1, 39 Leveson Street

North Melbourne

VIC 3051

AUSTRALIA

Dear Jerry

Variation of Development and Supply Agreement

As you know, Immuron Limited (Immuron) and Synlait Milk Limited (Synlait) are parties to a Supply Agreement, dated 21 July 2011 (Original Agreement) which ran for a term of five years (expiring on 21 July 2016).

The parties entered into a refreshed agreement, the Development and Supply Agreement, on 28 June 2013. The parties agree that the reference to the “Effective Date" in the Development and Supply Agreement was intended to refer to the “Effective Date” of the Original Agreement. For clarity, this means that the Development and Supply Agreement expires on 21 July 2016.

The parties now agree to extend the Development and Supply Agreement for a further two years, expiring (unless agreed to be further extended) on 21 July 2018.

This letter sets out a variation to the Development and Supply Agreement. It is agreed that clause 4.4 will be deleted and replaced as follows:

“4.4      Price for HIC. The price payable by Immuron for HIC shall be negotiated in advance of the first delivery of HIC, which shall be based on the following prices:

(a)	For HIC manufactured in FY 17 (1 August 2016 – 31 July 2017), using Synlait's special milk drier and delivered to Melbourne, the price for 2.1MT is per kg; and

(b)	For HIC manufactured in FY 18 (1 August 2017 - 31 July 2018), using Synlait's special milk drier and delivered to Melbourne, the price for any volume that is:

(i)	between 1.6 and 2.6 MT is per kg, subject to any cost adjustments for the FY18 manufacturing year; and

(ii)	less than 1.6MT or in excess of 2.6MT will be agreed by the parties at prior to the placement of Immuron’s HIC order for FY 18, such order to be placed in accordance with Section 3.4.

All prices are inclusive of all transport and insurance costs and levies. Notwithstanding clause 4.5 the parties may agree in writing to vary these prices from time to time."

Synlait Milk Ltd

1028 Heslerton Road

RD13, Rakaia 7783

New Zealand

P +64 3 373 3000

www.synlait.com

We request that Immuron confirm its agreement to this variation by signing a copy of this letter where indicated below and returning this to Synlait.

All other terms of the Development and Supply Agreement continue unchanged.

Yours sincerely

/s/ John Begg
John Begg
Regional Sales Manager

AGREED by IMMURON LTD:	/s/ Dr Jerry Kanellos
Signature

Dr Jerry Kanellos
Name

Chief Operating Officer
Title

5 August 2016
Date

Synlait Milk Ltd

1028 Heslerton Road

RD13, Rakaia 7783

New Zealand

P +64 3 373 3000

www.synlait.com